Exhibit 99.1

UTSTARCOM ANNOUNCES PLAN TO OUTSOURCE MANUFACTURING OPERATIONS

Sanmina-SCI to Handle Full Electronics Manufacturing Services for UTStarcom’s Broadband, IPTV and NGN Solutions Portfolios

ALAMEDA, Calif., Jan. 27, 2010 — UTStarcom, Inc. (Nasdaq: UTSI) today announced that it has selected San Jose-based Sanmina-SCI Corporation (Nasdaq: SANM) as its new outsourced electronics manufacturing service provider (EMS), a move that aligns with UTStarcom’s announced restructuring initiatives and expands the company’s cost savings efforts.

Under the terms of the agreement, Sanmina-SCI will provide full electronics manufacturing services for UTStarcom’s system products currently being built in UTStarcom’s Hangzhou facility. These services include new product introduction (NPI) support, material sourcing and procurement, printed circuit board assembly, system integration and testing, final pack-out and delivery. Increasing UTStarcom’s ability to manage demand swings, the flexible cost structure of this outsourcing agreement matches UTStarcom’s volume of orders and allows for a faster cash flow cycle and lower working capital usage.

“As we referenced in our June and November 2009 public conference calls, UTStarcom is taking steps to change its operational approach,” said Zheng Min, UTStarcom’s vice president of global supply chain. “This new relationship with Sanmina-SCI will allow UTStarcom to continue delivering quality products while taking advantage of improved manufacturing efficiencies.”

Outsourcing UTStarcom’s manufacturing capabilities not only improves the company’s asset utilization, but it broadens the supply chain for increased velocity and coverage.

“We are very pleased that UTStarcom has selected Sanmina-SCI as their electronics manufacturing services provider. We look forward to utilizing our vertically integrated suite of services including NPI, material procurement, manufacturing, system integration, and direct order fulfillment to bring value to our relationship.  This strategic relationship allows us to grow in the networking market in the East China region,” said PK Chan, executive vice president of Sanmina-SCI Greater China Operations.

About Sanmina-SCI

Sanmina-SCI Corporation is a leading electronics contract manufacturer serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, multimedia, enterprise computing and storage, renewable energy and automotive technology sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. More information regarding the company is available at http://www.sanmina-sci.com.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. The company was founded in 1991 and is headquartered in Alameda, California. For more information about UTStarcom, visit the company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding UTStarcom’s future strategy, including statements regarding the company’s plan to outsource manufacturing.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ materially from those contained in our forward-looking statements include:  risks associated with delays in product development, manufacturing or customer acceptance and implementation of new products and technologies.  Please also refer to UTStarcom’s periodic reports that are filed from time to time with the Securities and Exchange commission, including our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  UTStarcom assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Company Contacts

For Media Inquiries:

Sara Zavala

Edelman for UTStarcom, Inc.

702.644.2465

sara.zavala@edelman.com

For Investor Inquiries:

Linda Rothemund

Market Street Partners for UTStarcom, Inc.

415.445.3236

lrothemund@marketstreetpartners.com